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Exhibit 4.1

SECOND AMENDMENT AGREEMENT

        This Second Amendment Agreement dated as of February 4, 2003 ("Amendment") is entered into with reference to (a) the Revolving Loan Agreement dated August 22, 2001 (the "Revolving Loan Agreement") and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. The Loan Agreements have heretofore been amended by the First Amendment Agreement dated December 19, 2001, and the Capital Markets Term Loan referred to therein has been repaid in full and terminated. Borrower and the Administrative Agent, acting on behalf of the Requisite Lenders under each of the Loan Agreements, hereby agree to amend each of the Loan Agreements as follows:

        1.    Definitions.    Capitalized terms used herein but not defined are used with the meanings set forth for those terms in the Loan Agreements.

        2.    Amended Definitions.    Section 1.1 in each of the Loan Agreements is hereby amended to delete the definition of "Detroit Distributable Income" and so that the following definitions set forth therein read in full as follows"

          "Adjusted EBITDA" means, for any fiscal period, EBITDA for that fiscal period:

            plus (a) depreciation and amortization expense attributable to Unconsolidated Project Entities,

            minus (b) Interest Expense and scheduled amortization of Indebtedness of Unconsolidated Project Entities (exclusive of any such Interest Expense or amortization payable to Borrower or its Subsidiaries);

            minus (c) Borrower's interest in Interest Expense attributable to Consolidated Project Entities (exclusive of any such Interest Expense payable to Borrower or its Subsidiaries);

            minus (d) Borrower's interest in the scheduled amortization of Indebtedness of Consolidated Project Entities (exclusive of any amounts payable to Borrower or its Subsidiaries); and

            minus (e) that portion of EBITDA which is attributable to the minority interest in Consolidated Project Entities;

  in each case as determined in accordance with GAAP.

          "Consolidated Project Entities" means, as of each date of determination, those Persons formed or acquired by Borrower or its Subsidiaries for the purpose of the development, construction or operation of New Ventures, the results of operation of which are properly consolidated with the those of the Borrower in accordance with GAAP. As of the date hereof, Detroit Entertainment, LLC is a Consolidated Project Entity.

          "EBITDA" means, for any fiscal period Net Income plus the minority interest in the net income of the Consolidated Project Entities ("Adjusted Net Income"):

            plus (a) any extraordinary loss deducted in determining in Adjusted Net Income;

            minus (b) any extraordinary gain added in determining in Adjusted Net Income;

            plus (c) depreciation, amortization and all other non-cash expenses deducted in determining Adjusted Net Income;

            plus (d) Interest Expense deducted in determining Adjusted Net Income;

            plus (e) the aggregate amount of federal and state taxes on or measured by income (whether or not payable during that period) deducted in determining Adjusted Net Income;

            plus (f) pre-opening expenses during that period reasonably determined by Borrower in a manner consistent with the past accounting practices of Borrower and deducted in determining Adjusted Net Income;

  in each case for Borrower and its Subsidiaries during that period and as determined in accordance with GAAP.

          "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the greater of (i) Adjusted EBITDA for the four Fiscal Quarter period ending on that date, or (ii) four times Adjusted EBITDA for the Fiscal Quarter ending on that date, to (b) consolidated Interest Expense of Borrower and its Subsidiaries for the same period minus that portion of the Interest Expense of Unconsolidated Project Entities which is deducted in arriving at such Adjusted EBITDA, and minus all of the Interest Expense of Consolidated Project Entities.

          "Project Entity" means, collectively the Consolidated Project Entities and the Unconsolidated Project Entities.

          "Unconsolidated Project Entity" means, as of each date of determination, those Persons formed or acquired by Borrower or its Subsidiaries for the purpose of the development, construction or operation of New Ventures, the results of operation of which are not properly consolidated with the those of the Borrower in accordance with GAAP. As of the date hereof, (a) Galleon, Inc. and (b) Borrower's Subsidiaries which are pure holding companies for its interests in Victoria Partners and in Elgin Riverboat Resort are all Unconsolidated Project Entities.

        3.    Amendment to Section 6.11—Total Debt Ratio.    Section 6.11 of each of the Loan Agreements is hereby amended to read in full as follows:

          "6.11    Total Debt Ratio.    Permit the Total Debt Ratio as of the last day of any Fiscal Quarter described in the matrix below to exceed the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Maximum Ratio
January 31, 2003	5.50:1.00
April 30, 2003 through and including January 31, 2004	5.25:1.00
April 30, 2004 July 31, 2004	4.50:1.00
October 31, 2004 and thereafter	4.25:1.00	."

        3.    Conditions Precedent.    The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of each of the following:

          (a)  Counterparts of this Amendment executed by all parties hereto;

          (b)  written consents to the execution, delivery and performance hereof from each of the parties to the Subsidiary Guaranties described in the Loan Agreements;

          (c)  written consents to the execution, delivery and performance hereof from the Requisite Lenders under each of the Loan Agreements; and

          (d)  a fee equal to 10 basis points times the Commitments under each of the Loan Agreements, for the ratable account of each of the Lenders under the Loan Agreements in accordance with their respective Pro Rata Shares.

  [Remainder of this page intentionally left blank—Signature pages to follow]

        4.    Representation and Warranty.    Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing.

        5.    Confirmation.    In all other respects, the terms of each Loan Agreement and the other Loan Documents are hereby confirmed.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MANDALAY RESORT GROUP, a Nevada corporation
By:	/s/ GLENN SCHAEFFER Glenn Schaeffer, President and Chief Financial Officer
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ JANICE HAMMOND Janice Hammond, Vice President

EXHIBIT A

CONSENT OF GUARANTORS

        This Consent of Guarantor is delivered with reference the to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001, and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        Each of the undersigned hereby consents to the execution, delivery and performance by Borrower of the proposed First Amendment Agreement in respect of each of the Loan Agreements.

        Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Subsidiary Guaranties described in the Loan Agreement, remain in full force and effect in accordance with their respective terms.

CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
CIRCUS CIRCUS MICHIGAN, INC., a Michigan corporation
CIRCUS CIRCUS MISSISSIPPI, INC., a Mississippi corporation
COLORADO BELLE CORP., a Nevada corporation
EDGEWATER HOTEL CORPORATION, a Nevada corporation
GALLEON, INC., a Nevada corporation
MANDALAY CORP., a Nevada corporation
NEW CASTLE CORP., a Nevada corporation
PINKLESS, INC., a Nevada corporation
RAMPARTS, INC., a Nevada corporation
SLOTS-A-FUN, INC., a Nevada corporation

By:	/s/ GLENN W. SCHAEFFER Glenn W. Schaeffer, authorized signatory for each of the foregoing
LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation MANDALAY DEVELOPMENT, a Nevada corporation
By:	/s/ WILLIAM A. RICHARDSON William A. Richardson, authorized signatory for each of the foregoing
DIAMOND GOLD, INC., a Nevada corporation
By:	/s/ PETER A. SIMON Peter A. Simon, authorized signatory for the foregoing
GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation
By:	/s/ DAVID R. BELDING David R. Belding, authorized signatory for the foregoing

GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation
By:	/s/ MICHAEL S. ENSIGN Michael S. Ensign, authorized signatory for each of the foregoing

GOLD STRIKE L.V., a Nevada partnership
JEAN DEVELOPMENT COMPANY, a Nevada partnership
JEAN DEVELOPMENT NORTH, a Nevada partnership
JEAN DEVELOPMENT WEST, a Nevada partnership
NEVADA LANDING PARTNERSHIP, an Illinois partnership
RAILROAD PASS INVESTMENT GROUP, a Nevada partnership
By:	M.S.E. Investments, Incorporated, general partner of each of the foregoing
	By:	/s/ MICHAEL S. ENSIGN Michael S. Ensign, authorized signatory for the foregoing
LAKEVIEW GAMING PARTNERSHIPS JOINT VENTURE, a Nevada partnership
By:	Railroad Pass Investment Group general partner of the foregoing
	By:	M.S.E. Investments, Incorporated, its general partner
		By:	/s/ MICHAEL S. ENSIGN Michael S. Ensign, authorized signatory for the foregoing

EXHIBIT B

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Bank of America [Name of Institution]
By:	/s/ MATTHEW KOENIG
Matthew Koenig, Managing Director [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

The Bank of Nova Scotia [Name of Institution]
By:	/s/ JED RICHARDSON
Jed Richardson, Director [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Deutsche Bank [Name of Institution]
By:	/s/ STEPHEN P. LAPHAM
Stephen P. Lapham, Director [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Societe Generale [Name of Institution]
By:	/s/ CARINA T. HUYNH
Carina T. Huynh, Vice President [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Mizuho Corporate Bank, Limited [Name of Institution]
By:	/s/ MASAHITO FUKUDA
Masahito Fukuda, Senior Vice President [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Merrill Lynch Capital Corp. [Name of Institution]
By:	/s/ MICHAEL E. O'BRIEN
Michael E. O'Brien, V.P. [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Wells Fargo Bank, N.A. [Name of Institution]
By:	/s/ CLARK A. WOOD
Clark A. Wood, Vice President [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

The Bank of New York [Name of Institution]
By:	/s/ MEHRASA RAYGANI
Mehrasa Raygani, Vice President [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, in the form as sent with the package dated 30 January 2003.

Citibank, N.A. [Name of Institution]
By:	/s/ P.F. BOOM
P.F. Boom, Director [Printed\Typed Name and Title]

CONSENT OF LENDER

        This Consent of Lender is delivered with reference to (a) the Revolving Loan Agreement (the "Revolving Loan Agreement") dated August 22, 2001 and (b) the Term Loan Agreement dated August 22, 2001 (the "Term Loan Agreement" and together with the Revolving Loan Agreement and the Term Loan Agreement, the "Loan Agreements"), in each case among Mandalay Resort Group, a Nevada corporation ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreements.

        The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Second Amendment Agreement in respect of each of the Loan Agreements to which it is a party by the Administrative Agent on behalf of the Lenders, substantially in the form presented to the undersigned as drafts.

Credit Lyonnais New York Branch [Name of Institution]
By:	/s/ F. FRANK HERRERA
F. Frank Herrera, Vice President [Printed\Typed Name and Title]

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  Exhibit 4.1
SECOND AMENDMENT AGREEMENT
  EXHIBIT A
CONSENT OF GUARANTORS
  EXHIBIT B
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER
CONSENT OF LENDER